Exhibit 10.8

                    SECURITY INTELLIGENCE TECHNOLOGIES, INC.

                            2004 Stock Incentive Plan

1. Purpose; Definitions.

     The purpose of the Security Intelligence Technologies, Inc. 2004 Stock Incentive Plan (the "Plan") is to enable Security Intelligence Technologies, Inc. (the "Company") to attract, retain and reward the key employees, director and consultants as hereinafter set forth.

     For purposes of the Plan, the following terms shall be defined as set forth below:

     (a) "Affiliate" means any corporation, partnership, limited liability company, joint venture or other entity, other than the Company and its Subsidiaries, that is designated by the Board as a participating employer under the Plan, provided that the Company directly or indirectly owns at least 20% of the combined voting power of all classes of stock of such entity or at least 20% of the ownership interests in such entity.

     (b) "Board" means the Board of Directors of the Company.

     (c) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

     (d) "Commission" means the Securities and Exchange Commission or any successor thereto.

     (e) "Common Stock" means the Common Stock, par value $.0001 per share, of the Company or any class of common stock into which such common stock may hereafter be converted or for which such common stock may be exchanged pursuant to the Company's certificate of incorporation or as part of a recapitalization, reorganization or similar transaction.

     (f) "Company" means Security Intelligence Technologies, Inc., a Florida corporation, or any successor corporation.

     (g) "Eligible Persons" means persons who are natural persons and whose services to the Company are not in connection with the offer or sale of securities in a capital-raising transactions and do not directly or indirectly promote or maintain a market for the Company's securities.

     (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

     (i) "Non-Qualified Stock Option" means any Stock Option that is not an incentive stock option as defined in Section 422 of the Code.

     (j) "Plan" means this Security Intelligence Technologies, Inc. 2003 Stock Incentive Plan, as hereinafter amended from time to time.

     (k) "Stock Grant" means an award of shares of Stock that is subject to restrictions under Section 6 of the Plan.

     (l) "Stock Option" or "Option" means any option to purchase shares of Common Stock as set forth in Section 5 of the Plan.

     (m) "Subsidiary" means any corporation or other business association, including a partnership or limited liability company (other than the Company), in an unbroken chain of corporations or other business associations beginning with the Company if each of the corporations or other business associations (other than the last corporation in the unbroken chain) owns equity interests (including stock, partnership interests or membership interests in limited liability companies) possessing 50% or more of the total combined voting power of all classes of equity in one of the other corporations or other business associations in the chain.

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2. Administration.

     The Plan shall be administered by a Committee of not less than two directors of the Company who shall be appointed by the Board and who shall serve at the pleasure of the Board. If, and to the extent that, no Committee exists which has the authority to so administer the Plan, the functions of the Committee specified in the Plan shall be exercised by the Board.

3. Common Stock Subject to Plan.

  (a) The total number of shares of Common Stock reserved and available for issuance under the Plan shall be six hundred twenty-five thousand (625,000) shares of Common Stock. In the event that Options granted pursuant to said
Section 4 shall for any reason terminate or expire unexercised or Stock Grants granted pursuant to Section 6 shall be forfeited, such number of shares of Common Stock shall be available for the registrant pursuant to Stock Options or Stock Grants pursuant to the Plan.

  (b) In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, stock distribution, reverse split, combination of shares or other change in corporate structure affecting the Common Stock, such substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan and the Options, in the number and option price of shares of Common Stock subject to outstanding Options, as may be determined to be appropriate by the Committee, in its reasonable discretion and consistent with generally accepted accounting principles consistently applied, provided that the number of shares subject to any Option shall always be a whole number.

4. Grant of Options. The Committee may grant Non-Qualified Stock Options under the Plan to Eligible Persons. Options granted under the Plan shall be at such exercise price, not less than the par value per share, and shall have such term and shall be exercisable in such installments as the Committee shall, in its sole discretion, determine.

5. Exercise of Options.

  (a) The Options may be exercised by payment of cash or of shares of Common Stock having a value equal to the exercise price or by the surrender of options to buy shares of Common Stock having a value equal to the exercise price. The exercise price may also be paid as follows:

  (b) The Committee may at any time offer to buy out for a payment in cash or Common Stock, any Option in whole or in part and without regard to whether the Option is then exercisable on such terms and conditions as the Committee shall establish and communicate to the Option Holder at the time that such offer is made. Nothing in this Paragraph 5(b) shall require any Option Holder to accept such offer.

6. Stock Grants.

  (a) Administration. Shares of Stock Grant may be issued to Eligible Persons either alone, in addition to or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. The Committee shall determine the Eligible Persons to whom, and the time or times at which, Stock Grants will be made, the number of shares to be awarded, the price (if any) to be paid by the recipient of a Stock Grant, subject to Paragraph 6(b) of the Plan, the time or times within which such awards may be subject to forfeiture, and all other terms and conditions of the awards. The Committee may condition the grant of Stock Grant upon the attainment of specified performance goals or such other factors as the Committee may, in its sole discretion, determine. The provisions of Stock Grant awards need not be the same with respect to each recipient.

  (b) Awards and Certificates.

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     (i) The prospective recipient of a Stock Grant shall have such rights with respect to such award as are determined by the Committee, and, if requested by the Committee, unless and until such recipient has executed an agreement evidencing the award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such award.

     (ii) The purchase price for shares of Stock Grant may be equal to or less than their par value and may be zero. Stock Grants may be issued to Eligible Persons in consideration for services rendered.

     (iii) Awards of Stock Grant must be accepted within a period of 60 days (or such shorter period as the Committee may specify at grant) after the award date, by executing a Stock Grant Award Agreement (if required by the Committee) and paying the price, if any, required under Paragraph 6(b)(ii).

     (iv) Each participant receiving a Stock Grant shall be issued a stock certificate in respect of such shares of Stock Grant. Such certificate shall be registered in the name of such participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award; provided, however, that if such Stock Grant is not subject to restrictions, the certificate shall only have such legends, if any, as may be required by applicable federal securities laws.

     (v) If the Stock Grant is subject to restrictions, the Committee shall require that (A) the stock certificates evidencing shares of Stock Grant be held in the custody of the Company until the restrictions thereon shall have lapsed, and (B) as a condition of any Stock Grant award, the participant shall have delivered a stock power, endorsed in blank, relating to the Stock Grant covered by such award.

  (c) Restrictions and Conditions. The shares of Stock Grant awarded pursuant to this Section 6 may, in the discretion of the Committee, be subject to any one or more of the following restrictions and conditions:

     (i) Subject to the provisions of the Plan and the award agreement, during a period set by the Committee commencing with the date of such award (the "Restriction Period"), the participant shall not be permitted to sell, transfer, pledge or assign shares of Stock Grant awarded under the Plan. Within these limits, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance and/or such other factors or criteria as the Committee may determine, in its sole discretion.

     (ii) Except as provided in this Paragraph 6(c)(ii) and Paragraph 6(c)(i) of the Plan, the participant shall have, with respect to the shares of Stock Grant, all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any regular cash dividends paid out of current earnings. The Committee, in its sole discretion, as determined at the time of award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested, subject to Paragraph 6(c)(v) of the Plan, in additional Stock Grant to the extent shares are available under Section 3 of the Plan, or otherwise reinvested. Stock dividends, splits and distributions issued with respect to Stock Grant shall be treated as additional shares of Stock Grant that are subject to the same restrictions and other terms and conditions that apply to the shares with respect to which such dividends are issued, and the Committee may require the participant to deliver an additional stock power covering the shares issuable pursuant to such stock dividend, split or distribution. Any other dividends or property distributed with regard to Stock Grant, other than regular dividends payable and paid out of current earnings, shall be held by the Company subject to the same restrictions as the Stock Grant.

     (iii) Subject to the applicable provisions of the award agreement and this
Section 6, upon termination of a participant's employment with the Company and any Subsidiary or Affiliate for any reason during the Restriction Period, all shares still subject to restriction will vest, or be forfeited, in accordance with the terms and conditions established by the Committee at or after grant.

     (iv) If and when the Restriction Period expires without a prior forfeiture of the Stock Grant subject to such Restriction Period, certificates for an appropriate number of unrestricted shares, and other property held by the Company with respect to such Restricted Shares, shall be delivered to the participant promptly.

     (v) The actual or deemed reinvestment of dividends or dividend equivalents in additional Stock Grant at the time of any dividend payment shall only be permissible if sufficient shares of Stock are available under the Plan for such reinvestment (taking into account then outstanding Stock Options, Stock Purchase Rights and other Plan awards).

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7. Amendments. Neither this Plan nor the Options or Stock Grants granted pursuant to this Plan may be amended, altered or discontinued as to any Option Holder without the approval of the Option Holder or the holder of the Stock Grant.

8. General Provisions.

   (a) The Committee may require each person purchasing shares pursuant to an Option to represent to and agree with the Company in writing that the optionee or participant is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates or shares of Common Stock or other securities delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Commission, any stock exchange upon which the Common Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

   (b) Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

   (c) Neither the adoption of the Plan nor the grant of any award pursuant to the Plan shall confer upon any employee of the Company or any Subsidiary or Affiliate any right to continued employment with the Company or a Subsidiary or Affiliate, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary or Affiliate to terminate the employment of any of its employees at any time.

   (d) No later than the date as of which an amount first becomes includible in the gross income of an Option Holder for Federal income tax purposes with respect to any Option, the Option Holder shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations may be settled with Common Stock, including Common Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company and its Subsidiaries or Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

9. Effective Date of Plan. The Plan shall be effective as of January 23, 2004 the date the Plan was approved by the Board.


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